Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

May 27, 2016

TriplePoint Venture Growth BDC Corp.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Re:	TriplePoint Venture Growth BDC Corp.

Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-204933) filed May 27, 2016

Ladies and Gentlemen:

We have acted as counsel to TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a post-effective amendment no. 2 to the registration statement on Form N-2 (File No. 333-204933), filed with the Commission on May 27, 2016 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $500,000,000 in aggregate offering amount of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) subscription rights to purchase Common Stock (“Rights”), (d) debt securities of the Company (“Debt Securities”), and (e) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants,” and together with the Common Stock, the Preferred Stock, the Rights and the Debt Securities, the “Securities”). The Registration Statement provides that the Securities may be sold from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

The Debt Securities are to be issued under a base indenture (the “Base Indenture”), dated July 31, 2015, entered into by and between the Company and U.S. Bank National Association (the “Trustee”). The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agent”). The Rights are to be issued under rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement (the “Rights Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinion hereinafter expressed including, without limitation, the following:

(i)	The Articles of Amendment and Restatement of the Company (the “Charter”), certified as of the date hereof by an officer of the Company;

(ii)	The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(iii)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of a recent date (the “Certificate of Good Standing”);

(iv)	The Base Indenture; and

(v)	The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration

TriplePoint Venture Growth BDC Corp.

May 27, 2016

Statement, (b) the authorization, execution and delivery of the Indenture, and (c) the authorization, issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the Warrant Agreements and the Rights Agerement will be governed by the laws of the State of New York. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and representatives of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), and, as to the Debt Securities, Warrants and Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) Articles Supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and Bylaws and have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary comply with the applicable requirements with respect thereto under the MGCL and the Company’s Charter and Bylaws, (ii) the Base Indenture and each supplemental indenture, containing the specific terms and conditions for each issuance of the Debt Securities (each a “Supplemental Indenture”) have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture, (iii) each Supplemental Indenture constitutes a valid and legally binding obligation of each of the Company and the Trustee, (iv) the Debt Securities will not include any provision that is unenforceable against the Company, (v) the Warrant Agreement and the Warrants, including any amendments or supplements thereto, have been duly authorized, executed and delivered by each of the Company and the Warrant Agent in accordance with the terms of the Warrant Agreement, (vi) the Rights Agreement and the Rights, including any amendments, or supplements thereto, have been duly authorized, executed and delivered by each of the parties thereto, (vii) the Warrant Agreement and the Rights Agreement constitutes a valid and legally binding obligation of each of the parties thereto, (viii) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter, if applicable, the Articles

TriplePoint Venture Growth BDC Corp.

May 27, 2016

Supplementary, if applicable, the Base Indenture, if applicable, the Warrant Agreement, if applicable, the Rights Agreement, if applicable, and the Company’s Bylaws, if applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (ix) the terms of the Debt Securities, the Warrants and the Rights as established and the issuance thereof (a) do not violate any applicable law, (b) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (c) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (x) each issuance of the Debt Securities has been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (xi) at the time of issuance of the Debt Securities, after giving effect to such issuance of the Debt Securities, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a)(1) thereof, (xii) any Common Stock, Preferred Stock or Warrants issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (xiii) upon the issuance of any Common Stock or Preferred Stock by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding does not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter, and (xiv) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:

1.	The issuance of the Common Stock by the Company has been duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

2.	The issuance of the Preferred Stock has been duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	The issuance of the Rights has been duly authorized and, when issued in accordance with the Rights Agreement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, will constitute valid and legally binding obligations of the Company.

4.	The issuance of the Debt Securities has been duly authorized and, when issued in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, each issuance of the Debt Securities will constitute valid and legally binding obligations of the Company.

5.	The issuance of the Warrants has been duly authorized and, when issued in accordance with the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

TriplePoint Venture Growth BDC Corp.

May 27, 2016

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP